SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

GEORGETOWN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-171470	02-6191201
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7100 South Bryant Avenue Oklahoma City, OK 73149 (Address of principal executive offices) (405) 254-4422 (Registrant’s Telephone Number) 142-108 Elliot Street Whitehorse, Yukon Territory Y1A 6C4
(888) 681-9777

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Georgetown Corporation

Form 8-K

Current Report

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 31, 2012, D. Melvin Swanson (“Mr. Swanson”) resigned as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Georgetown Corporation, a Nevada corporation (the “Company”).  Mr. Swanson shall continue to serve as President and as a Director of the Company.  Mr. Swanson’s resignation as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 31, 2012, Carl W. Swan was appointed as Chief Executive Officer of the Company.

On May 31, 2012, Thomas Seifert was appointed as Chief Financial Officer and Treasurer of the Company.

On May 31, 2012, James Harley Ruth was appointed as Secretary and as a Director of the Company.

On May 31, 2012, Glenn Houck was appointed as a Director of the Company.

The biographies of the newly elected officers and directors of the Company are set forth below:

CARL W. SWAN. Carl W. Swan (“Mr. Swan”) has over 50 years experience in the energy and related natural resources business.  Mr. Swan established Swan Petroleum Corporation in 1976 and continues to serve as its President.  Swan Petroleum is a corporation involved in domestic and international oilfield development programs.  Mr. Swan has been an industry partner with numerous independent producers and major oil companies, both public and private. He has also served as a consultant to a host of the world’s top geologists, drillers, and operators to manage related energy concerns in the oil and gas industry.  In addition to founding Swan Petroleum Corporation, Mr. Swan has owned and operated numerous other successful Drilling Companies, including Intrepid Drilling, Continental Drilling, Longhorn Oil and Gas Company, Basin Drilling and others.  During his career, Mr. Swan has owned and operated over 125 land drilling rigs.  Mr. Swan’s background and contacts within the industry are vast and key industry leaders regularly seek him out for his guidance and valued opinion.  Mr. Swan’s years of experience in the oilfield and his peerless reputation in the oil and gas industry are key qualifications for his appointment to the position of Chief Executive Officer of the Company.

THOMAS SEIFERT.  Thomas Seifert (“Mr. Seifert”) has more than 13 years of general management, global operations and financial management expertise. Since May of 2011, Mr. Seifert has worked as a Managing Partner at Grannus Capital where he assists businesses that wish to take their company public or raise additional capital.  Additionally, from January 2006 to present, Mr. Seifert has served as a principal of Rocky Mountain Advisors Corp. where he provides management and financial advisory services.  From April 2007 to March 2011, he served as Chief Financial Officer and a Board Member at World Surveillance Group, where he was responsible for overseeing acquisitions, corporate strategy, treasury activities, tax planning, accounting, reporting, internal audit and investor relations.  Furthermore, Mr. Seifert served as Chief Financial Officer for Triad Communications Group, a company that provides wireless equipment installation and design and project management services (June 2011 to December 2011) and for GlobalNet Corporation, a public telecommunications company (November 1998 to August 2005).  The Company appointed Mr. Seifert as Chief Financial Officer and Treasurer due to his financial management expertise and prior positions as a CFO.

JAMES HARLEY RUTH.   James Harley Ruth (“Mr. Ruth”) has operated an accounting and general business consulting practice  under his own name since 2001, where he acts as both an outside consultant and an employee to his clients.  While at this position, his assignments have included working with a manufacturer of lighting accessories for big rig trucks, a manufacturer of auxiliary power, a jet charter company, a crude oil reclamation facility and a dealer in oil well drill pipe and other drilling equipment.  Previously, from 1999 to 2001, Mr. Ruth was a Senior Consultant with Oracle Corporation, participating in the implementation of Oracle Financial Software for several customers, including a major injection molding company, a content management company, a document and records management company and a company which manufactured computer servers.  The Board of Directors believes that Mr. Ruth’s experiences as a business owner and consultant will greatly contribute to his positions as Secretary and Director of the Company.

GLENN HOUCK.   Glenn Houck, Sr. (“Mr. Houck”) has worked in the oilfield tubular material inspection industry for 38 years.  He founded Star Pipe Service, Inc. in April of 1985 and has served as its President until the present day.  Prior to founding Star Pipe Service, Mr. Houck worked in his father’s business, J.C. Houck Oilfield Service, Inc., for 11 years where he became an expert in non-destructive testing of oilfield tubular materials.  In light of Mr. Houck’s years of experience in the oilfield material inspection industry, the Company believed it was in its best interests to appoint Mr. Houck as a Director.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions or agreements between or among the officers and directors of the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 8.01

OTHER EVENTS.

Change of Address

Effective May 31, 2012, the Company changed the address of its executive offices to 7100 South Bryant Avenue Oklahoma City, OK 73149.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2012	GEORGETOWN CORPORATION

By: /s/ Carl W. Swan
Carl W. Swan
Chief Executive Officer

3